EXHIBIT 23.2

                CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

The Board of Directors and Stockholders
Pioneer Natural Resources Company

     We consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No. 333-44851, No.
333-35085,  and No. 333- 35175) on Form S-8 and (No.  333-42315,  No. 333-44439,
No. 333-46311 and No. 333-39381) on Form S-3 of Pioneer Natural Resources Company and subsidiaries, to our report dated January 29, 1998, in the December 31, 1997 annual report on Form 10-K of Pioneer Natural Resources Company.



                                        MARTIN PETROLEUM & ASSOCIATES



                                        / s /  John Hewitt
                                        -----------------------------------
                                        John Hewitt, M.A., P. Eng.